CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT

                                  CERTIFICATION

R. JAY GERKEN, Chief Executive Officer, and RICHARD L. PETEKA, Chief Financial Officer of The Travelers Series Trust - Zero Coupon Bond Fund Series 2005 Portfolio (the "Registrant"), each certify to the best of his knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended December 31, 2003 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                      Chief Financial Officer
The Travelers Series Trust -                 The Travelers Series Trust -
Zero Coupon Bond Fund Series 2005 Portfolio  Zero Coupon Bond Fund Series 2005
                                             Portfolio

/s/ R. Jay Gerken                            /s/ Richard L. Peteka
---------------------------                  -----------------------------------
R. Jay Gerken                                Richard L. Peteka
Date: March 10, 2004                         Date: March 10, 2004

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Commission.